Exhibit 99.1

Pennant Reports Third Quarter 2021 Results

Conference Call and Webcast scheduled for tomorrow, November 9, 2021 at 10:00 am MT

EAGLE, Idaho – November 8, 2021 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the third quarter of fiscal year 2021, reporting GAAP diluted earnings per share of $0.04 for the quarter and adjusted dilutive earnings per share of $0.11 for the quarter(1).

Third Quarter Highlights

▪Total revenue for the quarter was $111.9 million, an increase of $13.5 million or 13.7% over the prior year quarter;

▪Net income for the quarter was $1.2 million, adjusted EBITDA for the quarter was $6.5 million, and adjusted EBITDAR for the quarter was $16.7 million;

▪Home Health and Hospice Services segment revenue for the quarter was $79.0 million, an increase of $14.6 million or 22.7% over the prior year quarter;

▪Home Health and Hospice Services segment adjusted EBITDAR from operations(2) was $14.4 million for the quarter, an increase of $0.9 million or 6.5% over the prior year quarter;

▪Total home health admissions for the quarter were 9,213, an increase of 36.1% over the prior year quarter, and total Medicare home health admissions for the quarter were 4,211, an increase of 23.2% over the prior year quarter;

▪Hospice average daily census for the quarter was 2,337, an increase of 7.3% over the prior year quarter, and total hospice admissions for the quarter were 2,219, an increase of 4.0% over the prior year quarter;

▪Senior Living Services segment revenue for the quarter was $32.9 million and segment adjusted EBITDAR from operations(2) in the quarter was $9.1 million; and

▪Senior living average occupancy for the quarter was 73.7%, an increase of 100 basis points over the second quarter 2021, and average monthly revenue per occupied unit was $3,174 for the quarter.

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Information.”
(2)	Segment Adjusted EBITDAR from Operations is defined and outlined in Note 6 on Form 10-Q and is the segment GAAP measure of profit and loss.

Operating Results

“In the third quarter, our performance fell short of the high standards to which we hold ourselves as we failed to fully offset the challenges stemming from the significant rise in COVID-19 cases in several of our key markets exacerbated by ongoing labor pressures. These challenges were most acutely felt in our recently-acquired home health and hospice acquisitions and continued to prolong our senior living recovery,” commented Daniel Walker, Pennant’s Chief Executive Officer. “While many of these headwinds appear temporary, we have taken action to position ourselves to return to a stronger growth trajectory and are already seeing positive developments as COVID-19 cases in several key markets decline. Although our results this year are sobering, we are retrenching around the core opportunities across both segments and reinforcing the core principles of our operating model that have led to our historical success. As the benefits of these changes are fully realized, we are excited to realize the significant value in our existing and recently-acquired operations in 2022 and beyond.”

Commenting on the performance of operations during the quarter, Mr. Walker reported, “Despite being impacted by a delay in elective procedures in several key markets and the lingering drag caused by a slower than usual ramp in our recent acquisitions, our home health and hospice business continues to produce positive results with segment revenue up $14.6 million or 22.7% and adjusted EBITDA up $0.5 million or 3.9%, both over the prior year quarter. The decrease in elective procedure admissions in certain impacted markets accounted for nearly 23% of the decrease in our total home health admissions in the third quarter compared to the second quarter of 2021. Despite the decline in admissions from these headwinds, underlying demand for quality home health services remains robust, evidenced by 2.0% more referrals in the third quarter compared to the second quarter of 2021. Our hospice agencies weathered this challenging operating environment better, achieving an increase of 8.4% in admissions and 1.8% in average daily census, both in the third quarter compared to the second quarter of 2021. As we relentlessly focus on our unique operating model and our recent acquisitions continue to mature within our portfolio, we are excited to see this growth accelerate and contribute to strong top- and bottom-line results in our home health and hospice segment in 2022.”

“The quality scores of our home health and hospice agencies continue to outpace national averages across most metrics. As of quarter-end, our home health agencies averaged a 4.4 CMS star rating according to third party real-time analytics, with 82% of our agencies achieving 4 stars or higher. Our real-time acute care hospitalization rate was 12.9% in the third quarter, comparing favorably to the reported national average of 15.4%. Our real-time hospice quality composite score of 95% during the third quarter also outpaced the national average of 90%. We are pleased with the progress made across our agencies to produce strong clinical outcomes, despite the challenging operating environment of the third quarter. Our clinical strength will be the foundation for growth as our agencies continue meeting the needs of their local communities, particularly as the Home Health Value-Based Purchasing (“HHVBP”) model is rolled out nationwide and similar reimbursement programs increasingly reward quality care. Just as we successfully prepared for and navigated the Patient-Driven Groupings Model and other reimbursement changes historically, we are excited for the opportunities that HHVBP and similar value-based programs represent to differentiate ourselves clinically,” continued Mr. Walker.

On the senior living segment, Mr. Walker commented, “We saw some continued momentum in our senior living business as the recovery from the first quarter lows continued through most of the third quarter; however, the rise in delta-variant cases led to a dip in average occupancy of 36 basis points in September over August. During September, four of our 54 operations experienced temporary admission holds as COVID-19 cases spiked in their markets, contributing to some delay in our ability to continue occupancy growth in those markets. Despite this, segment revenue was $0.7 million or 2.1% higher in the third quarter compared to the second quarter and average occupancy increased 100 basis points over the second quarter. Our segment margins were impacted by ongoing labor pressures and rent expense increases that occurred in the quarter. Overall, although we are not through the woods and continue to experience lingering softness in occupancy, we are excited about the progress we are seeing from our ongoing efforts to add and develop leadership strength and equip them with resources to build healthy operations, and we are confident in the significant long-term value in our senior living communities.”

During the third quarter, the Company announced that it acquired one hospice agency in Texas, bringing the total number of startup or acquired operations in 2021 to 12. “We are pleased with the quality of agencies we have acquired since our spin-off and look forward to realizing the value embedded within those operations as we continue the process of transitioning them into our organization. Since the beginning of 2020, the agencies we have added to our home health and hospice portfolio constitute approximately a quarter of our total agency count as of the end of the third quarter. While we have maintained our disciplined approach to capital allocation and strategic growth, the significant number of these newly-acquired agencies, the unique post-pandemic labor market, and the effort necessary to transition these successfully has been a temporary drag on our recent performance, which was compounded by the consequences of rising COVID-19 cases. As our local leaders and clusters continue to execute on transforming these agencies to our clinical, financial and cultural standards, we know there is significant upside in these operations,” said Derek Bunker, Pennant’s Chief Investment Officer.

Jennifer Freeman, Pennant's Chief Financial Officer, reported that the Company ended the third quarter with strong liquidity, noting $3.7 million of cash on hand and $101.7 million of availability on its revolving line of credit. Ms. Freeman reported that the Company had a net debt-to-adjusted EBITDA ratio of 1.31x and a lease-adjusted net debt-to-adjusted EBITDAR ratio of 5.19x as of September 30, 2021. “Our balance sheet and cash position remain strong and allow for significant operational flexibility as we execute our growth strategy. Our free cash flow during the third quarter was impacted by the recoupment of $14.6 million of Medicare advance payments we received last year, with $13.4 million remaining to be recouped in the near-term. We will remain disciplined as we draw on our revolver for acquisitions or internal growth opportunities,” said Ms. Freeman.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Annual Report on Form 10-Q for the three months ended September 30, 2021, which has been filed with the SEC today and can be viewed on the company’s website at www.pennantgroup.com.

2022 Guidance

For the full year 2022, the Company provides the following guidance:

Total revenue is anticipated to be in the range of $468.0 million to $478.0 million, the midpoint of which represents an increase of 10.6% over the midpoint of our revised full year 2021 revenue guidance. Adjusted earnings per share is anticipated to be in the range of $0.75 to $0.82 per diluted share, the midpoint of which represents an increase of 42.7% over the midpoint of our revised full year 2021 adjusted earnings per share guidance.

The Company’s 2022 annual guidance is based on diluted weighted average shares outstanding of approximately 31.7 million and a 26.1% effective tax rate. The guidance assumes, among other things, anticipated reimbursement rate adjustments, no unannounced acquisitions, and the estimated ongoing effect of COVID-19. It excludes costs at start-up operations, share-based compensation and acquisition-related costs.

Commenting on full year 2022 guidance, Mr. Walker stated, “We are committed to improving our results in 2022 after a year in which we inadequately responded to two significant peaks of COVID-19 cases in our key markets. While predicting the extent of the impact of COVID-19 over the past two years has been difficult and caused us to revisit annual guidance in the course of each year, our 2022 guidance is informed by the lessons we’ve learned over that period and incorporates our expectation that certain headwinds from COVID-19 will persist in the new year. Our guidance also reflects confidence that the measures we are taking to retrench around the core opportunities across both segments and reinforce the principles of our unique operating model will lead to improvement in our recently-acquired home health and hospice agencies, continued strength in our same store operations, and healthier performance in our senior living business. We look forward to building greater momentum in the fourth quarter that we can carry into 2022.”

Conference Call

A live webcast will be held tomorrow, November 9, 2021 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s third quarter 2021 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Mountain time on Friday, December 10, 2021.
About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 88 home health and hospice agencies and 54 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor Relations
The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$111,921	$98,397	$327,929	$282,986

Expense
Cost of services	89,619	75,486	259,908	213,834
Rent—cost of services	10,334	9,721	30,455	29,194
General and administrative expense	9,066	7,500	27,137	21,699
Depreciation and amortization	1,200	1,212	3,545	3,434
Total expenses	110,219	93,919	321,045	268,161
Income from operations	1,702	4,478	6,884	14,825
Other income (expense):
Other income (expense)	—	225	(24)	225
Interest expense, net	(512)	(192)	(1,344)	(896)
Other income (expense), net	(512)	33	(1,368)	(671)
Income before provision for income taxes	1,190	4,511	5,516	14,154
Provision for income taxes	69	104	1,013	2,430
Net income	1,121	4,407	4,503	11,724
Less: net loss attributable to noncontrolling interest	(124)	—	(342)	—
Net income and other comprehensive income attributable to The Pennant Group, Inc.	$1,245	$4,407	$4,845	$11,724
Earnings per share:
Basic	$0.04	$0.16	$0.17	$0.42
Diluted	$0.04	$0.15	$0.16	$0.39
Weighted average common shares outstanding:
Basic	28,444	28,055	28,364	27,967
Diluted	30,556	30,243	30,719	29,955

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash	$3,707	$43
Accounts receivable—less allowance for doubtful accounts of $933 and $643, respectively	53,402	47,221
Prepaid expenses and other current assets	17,850	12,335
Total current assets	74,959	59,599
Property and equipment, net	18,509	17,884
Right-of-use assets	299,685	308,650
Escrow deposits	—	525
Deferred tax assets, net	2,011	2,097
Restricted and other assets	6,041	4,289
Goodwill	73,785	66,444
Other indefinite-lived intangibles	54,210	47,488
Total assets	$529,200	$506,976
Liabilities and equity
Current liabilities:
Accounts payable	$9,763	$9,761
Accrued wages and related liabilities	22,229	26,873
Operating lease liabilities—current	15,399	14,106
Other accrued liabilities	29,140	38,275
Total current liabilities	76,531	89,015
Long-term operating lease liabilities—less current portion	287,239	296,615
Other long-term liabilities	8,841	11,897
Long-term debt, net	42,742	8,277
Total liabilities	415,353	405,804
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 28,800 and 28,464 shares issued and outstanding, respectively, at September 30, 2021, and 28,696 and 28,243 shares issued and outstanding, respectively, at December 31, 2020	28	28
Additional paid-in capital	92,843	84,671
Retained earnings	16,790	11,945
Treasury stock, at cost, 3 shares at September 30, 2021 and December 31, 2020	(65)	(65)
Total Pennant Group, Inc. stockholders’ equity	109,596	96,579
Noncontrolling interest	4,251	4,593
Total equity	113,847	101,172
Total liabilities and equity	$529,200	$506,976

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Nine Months Ended September 30,
	2021	2020

Net cash (used in) provided by operating activities	$(13,065)	$53,087
Net cash used in investing activities	(18,066)	(27,578)
Net cash provided by (used in) financing activities	34,795	(17,591)
Net increase in cash	3,664	7,918
Cash at beginning of period	43	402
Cash at end of period	$3,707	$8,320

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following tables sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2021		2020
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$34,228	30.6%	$25,162	25.5%
Hospice	39,069	34.9	33,440	34.0
Home care and other(a)	5,706	5.1	5,777	5.9
Total home health and hospice services	79,003	70.6	64,379	65.4
Senior living services	32,918	29.4	34,018	34.6
Total revenue	$111,921	100.0%	$98,397	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

	Nine Months Ended September 30,
	2021		2020
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$102,719	31.3%	$67,430	23.8%
Hospice	112,821	34.4	96,503	34.1
Home care and other(a)	16,175	5.0	15,192	5.4
Total home health and hospice services	231,715	70.7	179,125	63.3
Senior living services	96,214	29.3	103,861	36.7
Total revenue	$327,929	100.0%	$282,986	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited)

The following table summarizes our overall home health and hospice performance indicators for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Home health services:
Total home health admissions	9,213	6,771	28,079	18,166
Total Medicare home health admissions	4,211	3,418	13,115	8,686
Average Medicare revenue per 60-day completed episode(a)	$3,404	$3,448	$3,382	$3,311
Hospice services:
Total hospice admissions	2,219	2,133	6,420	5,763
Average daily census	2,337	2,177	2,313	1,934
Hospice Medicare revenue per day	$174	$164	$173	$164

(a)	The year to date average Medicare revenue per 60-day completed episode includes post period claim adjustments for prior quarters.

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Occupancy	73.7%	76.8%	72.8%	78.5%
Average monthly revenue per occupied unit	$3,174	$3,173	$3,179	$3,195

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2021		2020
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$55,286	49.4%	$45,477	46.2%
Medicaid	14,342	12.8	13,932	14.2
Subtotal	69,628	62.2	59,409	60.4
Managed Care	12,848	11.5	8,174	8.3
Private and Other(a)	29,445	26.3	30,814	31.3
Total revenue	$111,921	100.0%	$98,397	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

	Nine Months Ended September 30,
	2021		2020
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$162,826	49.7%	$125,091	44.2%
Medicaid	42,432	12.9	42,639	15.1
Subtotal	205,258	62.6	167,730	59.3
Managed Care	36,827	11.2	22,949	8.1
Private and Other(a)	85,844	26.2	92,307	32.6
Total revenue	$327,929	100.0%	$282,986	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net income attributable to The Pennant Group, Inc.	$1,245	$4,407	$4,845	$11,724
Add: Net loss attributable to noncontrolling interest	(124)	—	(342)	—
Net income	1,121	4,407	4,503	11,724

Non-GAAP adjustments
Costs at start-up operations(a)	641	767	1,300	1,523
Share-based compensation expense(b)	2,568	2,102	7,483	6,017
Acquisition related costs(c)	36	—	73	—
Transition services costs(d)	236	500	1,825	1,530
Net COVID-19 related costs(e)	—	(307)	—	853
Provision for income taxes on Non-GAAP adjustments(f)	(1,172)	(1,817)	(3,328)	(3,782)
Non-GAAP net income	$3,430	$5,652	$11,856	$17,865

Dilutive Earnings Per Share As Reported
Net Income	$0.04	$0.15	$0.16	$0.39
Average number of shares outstanding	30,556	30,243	30,719	29,955

Adjusted Diluted Earnings Per Share
Net Income	$0.11	$0.19	$0.39	$0.60
Average number of shares outstanding	30,556	30,243	30,719	29,955

(a)	Represents results related to start-up operations.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2021	2020	2021	2020
	Revenue	$(1,768)	$(687)	$(11,954)	$(1,572)
	Cost of services	2,300	1,404	12,945	2,994
	Rent	97	48	296	97
	Depreciation	12	2	13	4
	Total Non-GAAP adjustment	$641	$767	$1,300	$1,523

(b)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2021	2020	2021	2020
	Cost of services	$557	$296	$1,493	$734
	General and administrative	2,011	1,806	5,990	5,283
	Total Non-GAAP adjustment	$2,568	$2,102	$7,483	$6,017

(c)	Represents costs incurred to acquire an operation that are not capitalizable.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

(d)	A portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense. Fees incurred under the Transition Services Agreement, net of the Company’s payroll reimbursement, were $706 and $2,441 for the three and nine months ended September 30, 2021, and $1,502 and $4,583 for the three and nine months ended September 30, 2020, respectively. During the fourth quarter of fiscal 2020, we updated our Transition service costs adjustment to include duplicate software costs. The prior year transition service costs adjustment has been recast to reflect the change. The adjustment to the prior year transition service costs was $113 and $333 for the duplicative software costs for the three and nine months ended September 30, 2020 that were included in the 2020 full year amount in the Company’s as filed Form 10-K.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2021	2020	2021	2020
	General and administrative	$236	$209	$1,825	$746
	Depreciation and amortization(1)	—	291	—	784
	Total Non-GAAP adjustment	$236	$500	$1,825	$1,530

	(1)	Consists of depreciation and amortization on IT hardware and software acquired to build infrastructure in anticipation of our transition from Ensign's IT infrastructure.

(e)	Beginning in the first quarter of fiscal year 2021, we updated our definition of Segment Adjusted EBITDAR to no longer include an adjustment for COVID-19 expenses offset by the amount of sequestration relief. COVID-19 expenses continue to be part of daily operations for which less specific identification is visible. Furthermore, the sequestration relief has been extended through December 31, 2021. Sequestration relief was $867 and $2,685 for the three and nine months ended September 30, 2021, respectively.

	The 2020 amounts represent incremental costs incurred as part of the Company's response to COVID-19 including direct medical supplies, labor, and other expenses, net of $1,121 and $1,675 in increased revenue related to the 2% payment increase in Medicare reimbursements for sequestration relief for the three and nine months ended September 30, 2020, respectively.
		Three Months Ended June 30,		Nine Months Ended September 30,
		2021	2020	2021	2020
	Increased Medicare Reimbursements	$—	$(1,121)	$—	$(1,675)
	Cost of services	—	814	—	2,496
	General and administrative	—	—	—	32
	Total Non-GAAP adjustment	$—	$(307)	$—	$853

(f)
Represents an adjustment to the provision for income tax to our year-to-date effective tax rate of 26.8% and 25.8% for the three and nine months ended September 30, 2021, respectively. This rate excludes the tax benefit of shared-based payment awards.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile Consolidated net income to the consolidated Non-GAAP financial measures, Consolidated and Consolidated Adjusted EBITDA, and to the Non-GAAP valuation measure, Consolidated Adjusted EBITDAR, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Consolidated net income	$1,121	$4,407	$4,503	$11,724
Less: Net loss attributable to noncontrolling interest	(124)	—	(342)	—
Add: Provision for income taxes (benefit)	69	104	1,013	2,430
Net interest expense	512	192	1,344	896
Depreciation and amortization	1,200	1,212	3,545	3,434
Consolidated EBITDA	3,026	5,915	10,747	18,484
Adjustments to Consolidated EBITDA
Add: Costs at start-up operations(a)	532	717	991	1,422
Share-based compensation expense(b)	2,568	2,102	7,483	6,017
Acquisition related costs(c)	36	—	73	—
Transition services costs(d)	236	209	1,825	746
Net COVID-19 related costs and supplies(e)	—	(307)	—	853
Rent related to item (a) above	97	48	296	97
Consolidated Adjusted EBITDA	6,495	8,684	21,415	27,619
Rent—cost of services	10,334	9,721	30,455	29,194
Rent related to item (a) above	(97)	(48)	(296)	(97)
Adjusted rent—cost of services	10,237	9,673	30,159	29,097
Consolidated Adjusted EBITDAR	$16,732		$51,574

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(c)	Acquisition related costs that are not capitalizable.
(d)	A portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense. Fees incurred under the Transition Services Agreement, net of the Company’s payroll reimbursement, were $706 and $2,441 for the three and nine months ended September 30, 2021, and $1,502 and $4,583 for the three and nine months ended September 30, 2020, respectively. During the fourth quarter of fiscal 2020, we updated our Transition service costs adjustment to include duplicate software costs. The prior year transition service costs adjustment has been recast to reflect the change. The adjustment to the prior year transition service costs was $113 and $333 for the duplicative software costs for the three and nine months ended September 30, 2020 that were included in the 2020 full year amount in the Company’s as filed Form 10-K.
(e)	Beginning in the first quarter of fiscal year 2021, we updated our definition of Segment Adjusted EBITDAR to no longer include an adjustment for COVID-19 expenses offset by the amount of sequestration relief. COVID-19 expenses continue to be part of daily operations for which less specific identification is visible. Furthermore, the sequestration relief has been extended through December 31, 2021. Sequestration relief was $867 and $2,685 for the three and nine months ended September 30, 2021, respectively.

The 2020 amounts represent incremental costs incurred as part of the Company's response to COVID-19 including direct medical supplies, labor, and other expenses, net of $1,121 and $1,675 in increased revenue related to the 2% payment increase in Medicare reimbursements for sequestration relief for the three and nine months ended September 30, 2020, respectively.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The following tables present certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Three Months Ended September 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended September 30, 2021
Revenue	$79,003	$32,918	$—	$111,921
Segment Adjusted EBITDAR from Operations	$14,409	$9,106	$(6,783)	$16,732
Three Months Ended September 30, 2020
Revenue	$64,379	$34,018	$—	$98,397
Segment Adjusted EBITDAR from Operations	$13,530	$11,684	$(6,857)	$18,357

	Nine Months Ended September 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Nine Months Ended September 30, 2021
Revenue	$231,715	$96,214	$—	$327,929
Segment Adjusted EBITDAR from Operations	$43,131	$27,692	$(19,249)	$51,574
Nine Months Ended September 30, 2020
Revenue	$179,125	$103,861	$—	$282,986
Segment Adjusted EBITDAR from Operations	$34,681	$37,673	$(15,638)	$56,716

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to Condensed Consolidated Income from Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Segment Adjusted EBITDAR from Operations(a)	$16,732	$18,357	$51,574	$56,716
Less: Depreciation and amortization	1,200	1,212	3,545	3,434
Rent—cost of services	10,334	9,721	30,455	29,194
Other Income	—	225	(24)	225
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	532	717	991	1,422
Share-based compensation expense (c)	2,568	2,102	7,483	6,017
Acquisition related costs (d)	36	—	73	—
Transition services costs(e)	236	209	1,825	746
Net COVID-19 related costs (f)	—	(307)	—	853
Add: Net loss attributable to noncontrolling interest	(124)	—	(342)	—
Consolidated Income from Operations	$1,702	$4,478	$6,884	$14,825

(a)	Segment Adjusted EBITDAR from Operations is net income (loss) attributable to the Company's reportable segments excluding interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs, (4) redundant and nonrecurring costs associated with the Transition Services Agreement, and (5) net loss attributable to noncontrolling interest. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.
(b)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(d)	Acquisition related costs that are not capitalizable.
(e)	A portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense. Fees incurred under the Transition Services Agreement, net of the Company’s payroll reimbursement, were $706 and $2,441 for the three and nine months ended September 30, 2021, and $1,502 and $4,583 for the three and nine months ended September 30, 2020, respectively. During the fourth quarter of fiscal 2020, we updated our Transition service costs adjustment to include duplicate software costs. The prior year transition service costs adjustment has been recast to reflect the change. The adjustment to the prior year transition service costs was $113 and $333 for the duplicative software costs for the three and nine months ended September 30, 2020 that were included in the 2020 full year amount in the Company’s as filed Form 10-K.
(f)	Beginning in the first quarter of fiscal year 2021, we updated our definition of Segment Adjusted EBITDAR to no longer include an adjustment for COVID-19 expenses offset by the amount of sequestration relief. COVID-19 expenses continue to be part of daily operations for which less specific identification is visible. Furthermore, the sequestration relief has been extended through December 31, 2021. Sequestration relief was $867 and $2,685 for the three and nine months ended September 30, 2021, respectively.

The 2020 amounts represent incremental costs incurred as part of the Company's response to COVID-19 including direct medical supplies, labor, and other expenses, net of $1,121 and $1,675 in increased revenue related to the 2% payment increase in Medicare reimbursements for sequestration relief for the three and nine months ended September 30, 2020, respectively.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile Segment Adjusted EBITDAR from Operations to Segment Adjusted EBITDA from Operations for each reportable segment for the periods presented:

	Three Months Ended September 30,
	Home Health and Hospice		Senior Living
	2021	2020	2021	2020

Segment Adjusted EBITDAR from Operations	$14,409	$13,530	$9,106	$11,684
Less: Rent—cost of services	1,282	846	9,052	8,875
Rent related to start-up operations	(67)	(18)	(30)	(30)
Segment Adjusted EBITDA from Operations	$13,194	$12,702	$84	$2,839

	Nine Months Ended September 30,
	Home Health and Hospice		Senior Living
	2021	2020	2021	2020

Segment Adjusted EBITDAR from Operations	$43,131	$34,681	$27,692	$37,673
Less: Rent—cost of services	3,611	2,570	26,844	26,624
Rent related to start-up operations	(316)	(47)	20	(50)
Segment Adjusted EBITDA from Operations	$39,836	$32,158	$828	$11,099

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before (a) provisions for income taxes, (b) depreciation and amortization, (c) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (d) share-based compensation expense, (e) non-capitalizable acquisition related costs, (f) redundant or non-recurring transition services costs, and (g) incremental costs due to COVID-19 response net of 2% Medicare reimbursement increase for sequestration holiday. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs, (h) redundant or non-recurring transition services costs, (i) net income attributable to noncontrolling interest, and (j) net COVID-19 related costs. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.